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                                                                       EXHIBIT 5



                                  LAW OFFICES
                            SHEFSKY & FROELICH LTD.
                           444 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                    -------
                            TELEPHONE (312) 527-4000
                            FACSIMILE (312) 527-5921
                          E-MAIL sfltd@shefskylaw.com

                                                            IN REPLY REFER TO:

                                                             9188-00019-0001


                                July 24, 1998


Universal Automotive Industries, Inc.
3350 North Kedzie Avenue
Chicago, Illinois  60618-5722

     Re: Universal Automotive Industries, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:


     We have acted as special securities counsel to Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 700,000 shares of the Company's common stock, par value $0.01 (the "Shares") to be issued in connection with the exercise of options granted under the Company's Share Option Plan. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.


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                           SHEFSKY & FROELICH LTD.



Universal Automotive Industries, Inc.
January 31, 1996
Page 2



     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued pursuant to the Plan, will be validly issued, fully-paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.



                                              Respectfully submitted,

                                              /s/ Shefsky & Froelich Ltd.

                                              SHEFSKY & FROELICH LTD.

DBO/lak